01:57:42 PM                                             EXHIBIT 99. 10


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1995-F

                            KEY PERFORMANCE FACTORS
                                       MAY, 1996



        Expected B Maturity                                       09/15/00


        Blended Coupon                                             6.0005%


        Excess Protection Level
          3 Month Average                                            4.63%
        May, 1996                                                    4.44%
        April, 1996                                                  4.20%
        March, 1996                                                  5.25%


        Cash Yield                                                  17.22%


        Investor Charge Offs                                         4.18%


        Base Rate                                                    8.60%


        Over 35 Day Delinquency                                      3.94%


        Seller's Interest                                           19.77%


        Total Payment Rate                                          10.90%


        Total Principal Balance                         $16,437,071,773.79


        Investor Participation Amount                      $500,000,000.00


        Seller Participation Amount                      $3,249,196,773.79